EXHIBIT 10.25
ADDENDUM NO. 2
TO
FACILITY AGREEMENT
DATED 5 JUNE 2007
between
DEEP OCEAN AS
as Borrower
THE BANKS AND FINANCIAL INSTITUTIONS PARTICIPATING AS LENDERS
IN THE FACILITY AGREEMENT
as Lenders
and
SPAREBANK 1 SR-BANK
as Agent

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INDEX

1 DEFINITIONS AND CONSTRUCTION	4

2. AGREEMENT AND CONSENT OF THE LENDERS AND THE AGENT	4

3. AMENDMENTS AND CHANGES TO CLAUSES IN THE FACILITY AGREEMENT	6

4. CONDITIONS PRECEDENT	10

5. COSTS AND FEES	11

6. CONTINUED FORCE AND EFFECT	11

7. GOVERNING LAW AND JURISDICTION	11

Schedule 1	Conditions Precedent
Schedule 2	Summery of Restructuring
Schedule 3	Inter-company loan agreement
Schedule 4	Draft guarantees

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THIS ADDENDUM NO 2 ( “Addendum 2”) dated 23 June 2009 is made between:
1	DEEP OCEAN AS, (registration no. 980 722 805) with registered address at Stoltenberggaten 1, NO-5527Haugesund, Norway (the “Borrower”);

2	THE BANKS AND FINANCIAL INSTITUTIONS PARTICIPATING AS LENDERS IN THE FACILITY AGREEMENT (the “Lenders”), and

3	SPAREBANK 1 SR-BANK (registration no. 937 985 321), acting through its office at Sørhauggaten 150, P.O. Box 453, NO-5501 Haugesund, Norway as agent (the “Agent”);
(together referred to as the “Parties”)
WHEREAS:
(A)	This Addendum is supplemental to the facility agreement dated 5 July 2007, as amended by an addendum no.1 dated 5 February 2008 (together the “Facility Agreement”), entered into between (i) the Borrower, (ii) Lenders and (ii) the Agent for the financing of the Borrower and consisting of (i) a multicurrency cash pool system with a credit allowance of up to the amount of NOK 200,000,000, or the equivalent thereof (ii) a multicurrency credit facility in the amount of up to NOK 230,000,000, or the equivalent thereof (iii) a guarantee facility in the amount of up to NOK 270,000,000 or the equivalent thereof and (iv) term loans in the amounts of up to NOK 155,000,000 and NOK 150,000,000 respectively or the equivalent thereof;
(B)	By addendum no. 1 dated 5 February 2008, the Facility Agreement was amended, incorporating the changes (i) total prepayment of the MNOK 155 term loan, (ii) partial prepayment and reduction of the credit facility to NOK 214,666,666, (iii) and a reduction of the guarantee facility to NOK 50,000,000;
(C)	By a loan agreement dated 21 December 2007 the Lenders and the Agent issued a new term loan in the amount of NOK 350,000,000 to Deep Ocean Shipping II AS as a result of the transfer of the vessel MV “Deep Endeavour”;
(D)	Trico Marine Services Inc. has through its fully owned indirect subsidiary Trico Shipping AS acquired 100% of the shares in the Borrower. AS a consequence of this acquisition the Borrower has become delisted from Oslo Børs. The shares in the Borrower will be transferred to Trico Supply AS (a fully owned indirect subsidiary of Trico Marine Services Inc.);
NOW IT IS HEREBY AGREED AS FOLLOWS:

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1 DEFINITIONS AND CONSTRUCTION
1.1	Words and expressions defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings when used herein (including the preamble).

1.2	In this Addendum 2, unless the context otherwise requires:

“Effective Date” means 23 June 2009 being the date on which the Agent has received the documents and evidence specified in Schedule 1 in a form and substance satisfactory to it.
2. AGREEMENT AND CONSENT OF THE LENDERS AND THE AGENT
2.1	Subject to the terms and conditions of this Addendum, the Lenders and the Agent consents to:
2.1.1	the delisting of the Borrower from the Oslo Børs.
2.1.2	the restructuring whereby the Borrower’s tonnage tax and non tonnage tax operations are reorganized. The main elements of the restructuring (the “Restructuring”) are described in Schedule 2 to this addendum, and consists of the following main elements:
•	The Borrower’s purchase of 100 % of the shares in Trico Subsea AS (reg. no. 989 941 372) from Trico Supply AS (reg. no 976 853 938) for consideration of cash and a note.

•	The Borrower’s sale of 100% of the shares in Trico Subsea AS, 51% of the shares in DeepOcean Volstad AS (reg. no. 891456042) and its 45.9 % ownership interest in Deep Ocean Volstad KS (reg. no. 991761772) to Trico Shipping AS (reg. no 976 854 020) in exchange for a note.

•	Deep Ocean Maritime AS’ (reg. no 948230798) sale of 100 % of the shares in each of DeepOcean Shipping AS (reg. no 979 456 107), DeepOcean Shipping II AS (reg.no. 992 035 870) and DeepOcean Shipping III AS (reg. no 977 289 483) to Trico Shipping AS (reg. no 976 854 020) in exchange for a note.

•	Trico Shipping AS’ sale of 100% of the shares in the Borrower to Trico Supply AS for consideration consisting of assumption by Trico Supply AS of all acquisition debt incurred by Trico Shipping AS in connection with the purchase of the Borrower, the intra-group debt arising from the notes issued pursuant to the second and third bullets above and, to the extent necessary, the balance to be settled in cash.

•	The loans created in connection with the above steps shall be evidenced by way of intra-group loan agreements, each substantially in the form attached as Schedule 3 and accepted by the Agent on behalf of the Lenders. The loans will be netted against each other and the ones of

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lesser amount will be terminated with the balance owed applied to the highest value note, which will remain outstanding.
2.1.3	waive the requirement for pledge in the shares in Deep Ocean Shipping AS, and such pledge to be deleted. If Norwegian tax legislation is changed (as suggested) so that pledges within the tax tonnage regime are approved, the pledge shall be reestablished.

2.1.4	waive the requirement for pledge in the assets belonging to companies no longer being Group Companies as a result of the restructuring. If Norwegian tax legislation is changed (as suggested) the waiver will be repealed.

2.1.5	waive the financial covenants set out in Clause 15.1.14 (ii) of the Facility Agreement until and including the financial reporting as of the first quarter of 2009 (as described in letter of waiver of 30 April 2009).
2.2	The Borrower agrees and undertakes as follows:
a.	To make prepayment of NOK 50,000,000,- of the Additional Term Loan (already paid as of 1 November 2008);

b.	To make an extraordinary prepayment and reduction of the Credit Facility in the amount of NOK 25,000,000 within 30 June 2009;

c.	Reduction of the Guarantee Facility from NOK 50,000,000 to NOK 40,000,000,- effective from 1 April 2009;

d.	Introduction of 0.5% Cash Pool Credit Commission (calculated on the Cash Pool Credit of MNOK 200) and increasing of the Guarantee Commission and the Margin to 1.75% (and the Guarantee Commission to be calculated on the total guarantee amount (commitment) with effect from 1 November 2008.

e.	Increasing of the Guarantee Commission and the Margin to 2.75% with effect from 1 April 2009.

f.	To provide signed statements from Trico Shipping AS and Trico Supply AS confirming that all subsea activity will be directed to the Borrower, that all relevant business will be directed to CTC, that all future charter parties for “Deep Endeavour” will be entered into with Deepocean Shipping II AS as contractual party and that all agreements between the Borrower / Deepocean Shipping II AS and Trico Marine Services Inc. and related parties are entered into on arm-length basis. Draft statements are attached as Schedule 4 to this Addendum.
2.3	The Lenders and the Agent accept Trico Supply AS and Trico Marine Services Inc as guarantors for the Facilities. Draft guarantees are attached as Schedule 5 to this Addendum and are accepted by the Agent on behalf of the Agent.

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3.	AMENDMENTS AND CHANGES TO CLAUSES IN THE FACILITY AGREEMENT
3.1	Amendments and changes to clause 2.1 (Definitions and interpretations) of the Facility Agreement as from the Effective Date

3.1.1	The wording of the following definitions as set out in Clause 2.1 (Definitions) of the Facility Agreement shall be deleted in their entirety and shall be substituted by the following:

“Cash Pool System Agreement”

means a multicurrency cash pool system agreement dated in o about the date hereof, entered into Between (i) the Borrower as borrower (ii) the Group Companies (less the Borrower) and Deep Ocean Shipping AS, Deep Ocean Shipping II and Deep Ocean Shipping III AS as co-borrowers and (iii) the Agent as bank pursuant to which the cash pool system is established with the Agent and the Cash Pool Credit is made available to the Borrower.

“Guarantee Facility”

means a guarantee facility in the amount of up to NOK 40,000,000 or the equivalent thereof in Optional Currencies

“Guarantee Commission”

means 2,75 per cent per annum;

“Group Companies”

means
(i)	CTC Marine Norway;

(ii)	CTC Marine Project;

(iii)	Deep Ocean de Mexico

(iv)	DeepOcean Management

(v)	DO Bergen (DeepOcean Maritime AS)

(vi)	All other subsidiaries of the Borrower or a Group Company
“Margin”

means 2.75 per cent per annum.

“Maturity Date”

means 1 January 2010 for all credits and facilities under the Facility Agreement, including the Cash Pool Credit, the Credit Facility, the Guarantee Facility, and the Additional Term Loan

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“Pledges of Shares”

means:
(i)	a first priority pledge of the Borrower’s shares in CTC Marine Projects dated on or about the date hereof in the amount of NOK 1,750,000,000, entered into between the Borrower and the Agent;

(ii)	a first priority pledge of the Borrower’s shares in Deep Ocean de Mexico dated on or about the date hereof in the amount of NOK 1,750,000,000, entered into between the Borrower and the Agent;

(iii)	a first priority pledge of the Borrower’s shares in DeepOcean Management dated on or about the date hereof in the amount of NOK 1,750,000,000, entered into between the Borrower and the Agent;

(iv)	a first priority pledge of the Borrower’s shares in DO Bergen (DeepOcean Maritime AS) dated on or about the date hereof in the amount of NOK 1,750,000,000, entered into between the Borrower and the Agent;

(v)	first priority pledges of the Borrower’s shares in any other Group Company (including new subsidiaries) as the Agent acting on instructions from the Majority Lenders may from time to time determine, entered or to be entered into between the Borrower and the Agent in agreed form and a “Pledge of Shares” means any of them
3.1.2	The following new definitions shall be inserted in Clause 2.1 (Definitions):
“Cash Pool Credit Commission”

means, 0.5 % per annum

“Guarantors”

means Trico Supply AS (reg.no. 976 853 938) and Trico Marine Services Inc.”

“Inter Company Loans”

means the loans provided by the Borrower and Deep Ocean Maritime AS to Trico Supply AS in the amount of NOK .

“Inter Company Loan Agreement”

means the agreement regarding the Inter Company Loan.

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“Inter Company Loan Pledge”

means the a pledge provided by the Borrower to the Agent in the form and substance acceptable to the Agent acting on behalf of the Lenders, where the Borrowers claim against Trico Supply AS under the Inter Company Loan Agreement is pledged amounting to approx. NOK .

“Trico Group of Companies”

means any company controlled by Trico Marine Services Inc or Trico Supply AS in terms of direct or indirect ownership of more than 50% of the shares or parts in such company, or controlling interest otherwise.

“Trico Guarantees”

means the guarantees executed by the Guarantors to secure the Borrower’s obligations under the Facility Agreement.
3.2	Amendments to Clauses 3 to 24 of the Facility Agreement.
3.2.1	Clause 9.8 shall be deleted in its entirety and shall be substituted by the following:
“9.8 Payment of Guarantee Commission

The Borrower shall pay Guarantee Commission on the amount of the Guarantee Facility (the commitment) every 30 March, 30 June, 31 September and 31 December, payable quarterly in arrears first time on 31 December 2008 and for the period calculated from 1 November 2008”
3.2.2	An additional clause 9.9 with the following wording shall be inserted:
“9.9 Payment of Cash Pool Credit Commission

As from the Effective Date of Addendum 2 to the Facility Agreement, the Borrower shall pay Credit Facility Commission on the amount of the Credit Facility every 30 March, 30 June, 31 September and 31 December, payable quarterly in arrears first time on 31 December 2008 and for the period calculated from 1 November 2008.

Consequently clause 9.9 is renumbered as clause 9.10 and clause 9.10 is renumbered as clause 9.11.
3.2.3	Clause 13.1 shall be deleted in its entirety and shall be substituted with the following:
“13.1 Securities

The Outstanding Indebtedness under the Facilities shall throughout the Security Period be secured by:
(i)	the Mortgages

(ii)	the Charges over Inventory

(iii)	the Charges over Machinery and Plant

(iv)	the Factoring Agreements

(v)	the Pledges of Shares

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(vi)	the Declaration of Pledge

(vii)	the Trico Guarantees

(viii)	the Inter Company Loan Pledge
3.2.4	Clause 15.1.14 to be deleted in its entirety and shall be substituted with the following:
“Financial Covenants

Maintain, on a 12 month rolling, consolidated basis:
(i)	A Book Equity Ratio that is higher than 35%

(ii)	A Leverage Ratio that is lower than 4:1 until 31 December 2008 and lower than 3:1 thereafter; and

(iii)	A Working Capital Ratio that is higher than 1.1
Achieve, on consolidated basis:
(i)	An EBITDA equal to or at least NOK 111.809.000 in Q2 2009, NOK 130.402.000 in Q3 2009 and 42.471.000 in Q4 2009.
3.2.5	Clause 15.1.18 shall be deleted in its entirety and to be replaced by.
“15.1.18 Board composition

Maintain a board composition in accordance with the requirements set out in the Norwegian guidelines for corporate governance”
3.2.7	A new clause 15.1.21 to be inserted as follows:

“Agreements with shareholders

Secure that all agreements with shareholders or companies within the Trico Group of Companies are entered into on arm-length basis”

3.2.8	A new clause 15.1.22 to be inserted as follows:

“Compliance certificates”

To provide at a quarterly basis (15 February, 15 May, 15 August and 15 of November) compliance certificates confirmed by the Borrowers accountant confirming that the Borrower is in compliance with the financial covenants set out in this Agreement”
3.2.9	Clause 15.2.5 to be deleted in its entirety and shall be substituted with the following:

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“15.2.5 Dividends, financial contributions

Not pay any dividends, nor distribute any of its present or future assets, rights or revenues nor make any financial distributions (including cash contributions) or loans to it’s shareholders, any company within the Trico Group of companies (except for operational guarantees to Group Companies), without the prior written consent from the Agent on behalf of the Lenders”
3.2.10	An additional Clause 15.2.11 with the following wording shall be inserted:
“15.2.11 Amendments to the Inter Company Loan

not amend the Inter Company Loan Agreement without the prior written consent of the Agent on behalf of the Lenders”
3.2.11	A new Clause 15.2.13 with the following wording shall be inserted:
“15.2.12 Change in Ownership

not make any changes in the ownership of the Borrower without the prior written consent of the Agent.”
3.2.12	A new clause 16.1.11 shall be inserted reading:
“16.1.11 EBITDA default

“Notwithstanding any other remedies provided to the Lenders and the Agent under this Agreement, more than 15 % deviation from the undertaking given in clause 15.1.14 (2 paragraph) (EBITDA covenant), shall result in an obligation for the Borrower to repay NOK 50,000,000 of the Credit Facility each quarter, until the requirements under the covenant is fulfilled.”
3.2.13	In clause 16.1.2, 16.1.3, 16.1.4, 16.1.5 and 16.1.6 after references to “Group Company” the wording “or any of the Guarantors” to be inserted.

3.2.14	Clause 16.2 to be extended with the following wording:

(iii)	To ask the Borrower to accelerate repayment of the Inter Company Loans or parts of the Inter Company Loans subject to the conditions set out in clause 3.1 of the Inter Company Loan Agreement being fulfilled. The Agent’s right to ask for acceleration is also triggered if Deep Ocean Shipping II AS is in default under its NOK 350 million Loan Agreement with the Agent as lender.”
4.	CONDITIONS PRECEDENT

4.1	Notwithstanding any other term of the Facility Agreement as amended by this Addendum, 2 this Addendum 2 shall not become effective and none of the Lenders nor the Agent shall be under any obligation under this Addendum 2 unless the Agent has notified the Borrower that the conditions set out in the relevant parts of Schedule 1 to this Addendum 2 have been satisfied or waived.

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5.	COSTS AND FEES

5.1	The Borrower shall pay to or to the order of the Agent for the account of the Lenders the fees described in the fee letter sent to the Borrower at 30. October 2008. Payment shall be made at the latest on 3. November 2008.

5.2	The Borrower shall further upon demand reimburse all expenses (including internal and external legal and collateral fees of the Agent and/or the Lenders) reasonably incurred by any of them in connection with the negotiation, preparation and execution of this Addendum 2 and any relating documents. Such fees and expenses referred to above shall be payable by the Borrower in any event and shall in no circumstances be recoverable from the Agent or the Lenders. The Borrower’s obligation to pay any fees and expenses hereunder shall survive the termination date of this Addendum.

6.	CONTINUED FORCE AND EFFECT

6.1	Except as set out in this Addendum, the Facility Agreement and the Security Documents shall continue in full force and effect and the Facility Agreement and this Addendum 2 shall be read and construed as one instrument.

7.	GOVERNING LAW AND JURISDICTION
Clause 24 (Law and jurisdiction) of the Facility Agreement shall apply to this Addendum 2.
* * *
IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.
The Borrower
DEEP OCEAN AS

Co-signed by Deep Ocean Maritime AS in its
capacity as pledgor under certain of the
Security Documents.

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DEEP OCEAN MARITIME AS

Co-signed by Trico Supply AS and Trico
Marine Services Inc in their capacity as
guarantors,

TRICO SUPPLY AS

TRICO MARIINE SERVICES INC

LENDERS

AGENT

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Schedule 1
CONDITIONS PRECEDENT
1.	Corporate Documents
The Agent shall have received a certified copy of each of the following in form and substance satisfactory to it:
(a)	certificate of incorporation of each of the Borrower, Deep Ocean Maritime AS, Trico Supply and Trico Marine Services Inc;

(b)	the bylaws/article of association of each of the Borrower, Deep Ocean Maritime AS, Trico Supply and Trico Marine Services Inc and;

(c)	Satisfactory corporate resolutions of each of the Borrower, Deep Ocean Maritime AS, Trico Supply AS and Trico Marine Services Inc. approving and authorising the execution, delivery and performance of the Addendum no. 2, the Inter Company Loan, the Trico Guarantees placed by the Guarantors and any power of attorney pertaining thereto.
2.	Delivery of non-security documentation, etc.
The Agent shall have received each of the following in form and substance satisfactory to it:
(a)	evidence of compliance with all financial covenants of the Facility Agreement;

(b)	the fees payable on the date of this Addendum pursuant to this Addendum;

(c)	a copy of the Inter Company Loan Agreement duly executed by the Borrower and acknowledged by Trico Supply AS;

(d)	evidence of ownership structure, evidence relating to the de-listing of the Borrower from Oslo Børs.
3.	Delivery of Security Documents and other documents
The Agent shall have received each of the following in form and substance satisfactory to it:
(a)	the Addendum II duly executed by the Borrower, Deep Ocean Maritime AS, Trico Supply AS and Trico Marine Services Inc;

(b)	the Trico Guarantees executed by the Guarantors and;

(c)	the Inter Company Loan Pledge and;

(d)	the statements from Trico Supply AS and Trico Shipping AS attached as Schedule 4

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(e)	such legal opinions and audit opinions as the Agent may request in respect of the Trico Guarantees, the Restructuring, the Inter Company Loan and other relating issues.